                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Hawk Corporation dated March 20, 1998, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-40535) and related Prospectus of Hawk Corporation for the registration of 5,135,000 shares of its common stock.




                                                        /s/ Ernst & Young LLP

Cleveland, Ohio
April 21, 1998

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of Sinterloy, Inc. dated August 22, 1997, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-40535) and related Prospectus of Hawk Corporation for the registration of 5,135,000 shares of its common stock.


                                                      /s/ Ernst & Young LLP

Cleveland, Ohio
April 21, 1998

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of S.K. Wellman Limited Inc. and Subsidiaries dated September 26, 1996, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-40535) and related Prospectus of Hawk Corporation for the registration of 5,135,000 shares of its common stock.



                                                   /s/ Ernst & Young LLP

Cleveland, Ohio
April 21, 1998